ARTICLES OF INCORPORATION

OF

NU-MED PLUS, INC.

The undersigned incorporator, desiring to form a corporation under the laws and constitution of the state of Utah, does hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the state of Utah these Articles of Incorporation for NU-MED PLUS, INC. (hereinafter referred to as the "Corporation"):

ARTICLE I

NAME

The name of the Corporation shall be:   NU-MED PLUS, INC.

ARTICLE II

PURPOSE

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.

ARTICLE III

AUTHORIZED SHARES

The Corporation is authorized to issue a total of 100,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 90,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock").  Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

(a)

designate in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)

create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)

alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)

increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE IV

CONTROL SHARE ACQUISITION

No shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided in section 61-6-12 of the Utah Code Annotated or successor statute of like tenor, which section shall not be applicable to the Corporation.

ARTICLE V

LIMITATION ON LIABILITY

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws.  The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.

ARTICLE VII

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation's registered office and the name of the registered agent at that address in the state of Utah are:

Jeffrey L. Robins

455 East 500 South, Suite 205

Salt Lake City, Utah  84111

Either the registered office or the registered agent may be changed in the manner provided for by law.

ARTICLE VIII

INCORPORATOR

The name and address of the incorporator signing these Articles of Incorporation is as follows:

Jeffrey L. Robins

455 East 500 South, Suite 205

Salt Lake City, Utah  84111

The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

DATED this 19th day of October 2011

/s/Jeffrey L. Robbins

Jeffrey L. Robins

The undersigned hereby accepts and acknowledges appointment as registered agent of NU-MED PLUS, INC.

DATED this 19th day of October 2011.

/s/Jeffrey L. Robbins

Jeffrey L. Robins, Registered Agent